Exhibit 99
REAL ESTATE SALES CONTRACT
Hyde Park Title Agency, LLC, (“Closing Agent”) will receive, within (3) days of execution of this contract, from Mark D Ayer, or his assignees (“Buyer”) the sum of Twenty Five Thousand dollars ($25,000). This sum is a deposit (“Deposit”) to be applied to the purchase price of that certain real property and improvements referred to as Hollywood Video (the “Property”) generally located at 1479 Main Street in the City of Hamilton, State of Ohio and more particularly described on Exhibit A:
The Property shall also include Seller’s interests in and assignment to Buyer of:
     1. Any and all easements and privileges and appurtenances pertaining to the Property, including any right, title and interest of Seller in or to adjacent streets, alleys or right(s)-of-way;
     2. Any and all, licenses, occupancy agreements, permits, rents, warranties, construction warranties or guarantees in favor of Seller and any indemnities in favor of Seller with respect to the Property, or any portion thereof;
     3. Any and all mineral and water rights in, under, on or above the Property to extent they are owned by Seller.
     4. That certain Lease, dated February 28, 1997, as amended, (“Lease”), between Seller and Hollywood Entertainment Corporation an Oregon corporation (“Tenant”).
TERMS AND CONDITIONS
For the mutual covenants contained in this Real Estate Sales Contract (“Agreement”), Seller agrees to convey the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on the following terms and conditions:
1)	PURCHASE PRICE: The total purchase price for the Property is Eight Hundred Seventy-Five Thousand Dollars ($ 875,000) (“Purchase Price”).

2.)	DEPOSIT: Buyer will deposit with the Closing Agent the Deposit, which shall be returned to Buyer, upon Buyer’s request, if no contract shall have been entered into. Upon acceptance of this Agreement by both parties, Closing Agent shall deposit such amount in its non-interest bearing trust account to be disbursed, subject to collection by Closing Agent’s depository, as follows: (a) Deposit shall be applied on Purchase Price or returned to Buyer when transaction is closed; (b) if Seller fails or refuses to perform, or if the Property is made unmarketable by Seller, or by Acts of God, or any contingency is not satisfied or waived, the Deposit shall be returned to Buyer; however, once the contingencies set forth in paragraph(s) 7, 8 and 9 are removed, Buyer’s Deposit shall be nonrefundable so long as Seller does not default under
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this Agreement; (c) if Buyer fails or refuses to perform, this Deposit shall be paid to Seller pursuant to Section 17, below. If the parties are unable to agree upon the disposition of the Deposit, then upon the request of either Buyer or Seller for the return or payment of the Deposit, the Closing Agent holding the Deposit shall give written notice to the other party of such request, and shall advise the other party that such Deposit shall be returned or paid in accordance with such request unless the other party delivers written objection thereto within 20 days after receipt of such notice. If the Closing Agent does not receive any written objection within such 20-day period, then the Closing Agent shall return or pay such Deposit in accordance with such request. If the other party objects in writing within such 20-day period, Closing Agent shall retain the Deposit until (i) Buyer and Seller have settled the dispute; (ii) disposition has been ordered by a final court order; or (iii) Closing Agent deposits said amount with a court pursuant to applicable court procedures. The return or payment of such Deposit shall not in any way prejudice the rights of Buyer in any action for damages or specific performance. Seller’s remedies are discussed in Section 17, below.

3)	ADDITIONAL CASH DOWN PAYMENT: Buyer shall make an additional cash down payment (in addition to the Deposit) sufficient to pay the balance of the Purchase Price (plus or minus any closing adjustments, as the case may be) at closing.

4)	CLOSING DATE: The completion of this Agreement and close of the transaction hereunder shall take place at the office of Closing Agent located in Cincinnati, OH, unless otherwise agreed in writing by Buyer and Seller. Seller and Buyer agree to prepare, execute and cause to be delivered to the Closing Agent such instructions and other documents as may be necessary and appropriate to complete this Agreement and close the transaction. “Closing Date” shall mean a date mutually acceptable to Buyer and Seller, but in no event later than October 4th, 2006. All escrow fees of the Closing Agent to close this transaction shall be split equally between Buyer and Seller. Seller shall pay the transfer tax. All other closing costs shall be paid in accordance with the custom and practice in the county in which the Property is located.

5)	TAXES AND ASSESSMENTS: Buyer acknowledges that the Lease obligates the Tenant to pay the taxes directly to the taxing authority. Accordingly, the parties shall not prorate taxes between Buyer and Seller, it being acknowledged that Tenant shall be responsible for same. In no event shall Seller be responsible for the payment of any real estate taxes and/or assessments applicable during its period of ownership in the event the Tenant has defaulted in the prompt payment of same. However, Seller has agreed to place in escrow with the Title Company, should the closing take place, a tax proration in the amount equal to the number of days the Property was owned by Seller in the year 2006 (“Tax Escrow”). Should the 2006 taxes remain unpaid by the Tenant for more than fifteen (15) days after they are considered delinquent with penalty and interest, Seller shall release the Tax Escrow to the Buyer. If the 2006 taxes are paid when due by Tenant, the Tax Escrow shall be released to the Seller. Both Buyer and Seller agree to provide written instructions to the Title Company to release the Tax Escrow on or before July 15, 2007. With regard to further assessments, to Seller’s knowledge, as of the acceptance hereof, no improvements or services to the site or area have been installed or furnished that would result in the costs being assessed against the Property, and no written notification has been received by Seller from public authority or owner’s association of future improvements that would result in costs being assessed against the real estate. Real estate taxes and assessments are subject to retroactive change by governmental authority. The real estate taxes for the property for the current tax year may change as a result of the transfer or as a result of a change in the tax rate.
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6)	OTHER PRORATIONS: Rent actually paid for the month in which the Closing occurs shall be prorated between Seller and Buyer as of the close of business on the Closing Date, with Buyer receiving a credit for amounts attributable to time periods following such date. To the extent either party hereto receives rent after the Closing Date to which the other has a claim, such party shall remit same to the party entitled thereto within ten (10) days of receipt. To the extent any rent arrearages exist under the Lease, Seller shall have the right, to pursue Tenant for such arrearages since there is no security deposit.

7)	TITLE: Within Ten (10) calendar days after the Effective Date (defined below) of this Agreement, Buyer shall furnish or cause to be furnished at Buyer’s expense, which Buyer shall be responsible for paying, even if Buyer does not purchase the Property, a title commitment and policy for an owner’s policy of title insurance (“Commitment”) to be issued at the Closing Date by Hyde Park Title Agency, LLC (the “Title Company”) through the Closing Agent for the Property. The title evidence shall be certified to within thirty (30) days prior to closing with endorsement not before 8:00 a. m. on the business day prior to the date of closing, all in accordance with the standards of the local Bar Association, and shall show in Seller marketable title in fee simple free and clear of all liens and encumbrances except: (a) those created by or assumed by Buyer; (b) those specifically set forth in this contract; (c) zoning ordinances; (d) legal highway and (e) covenants, restrictions, conditions and easements of record that do not unreasonably interfere with present lawful use, (or Buyer’s intended use which is retail). Buyer shall pay any additional costs incurred in connection with mortgage title insurance issued for the protection of Buyer’s lender. Within Seven (7) calendar days following receipt thereof, Buyer shall either approve in writing the exceptions contained in said Commitment or specify in writing any exceptions which may interfere with Buyer’s intended use of the Property. If Buyer objects to any exceptions, Seller shall, within Seven (7) calendar days after receipt of Buyer’s objections, deliver to Buyer written notice that either (i) Seller will, at Seller’s expense, attempt to remove the exception(s) to which Buyer has objected before the Closing Date or (ii) Seller is unwilling or unable to eliminate said exception(s). If Seller fails to so notify Buyer or is unwilling or unable to remove any such exception by the Closing Date, Buyer may either (i) elect to terminate this Agreement and receive back the entire Deposit, in which event Buyer and Seller shall have no further obligations under this Agreement; or, alternatively, (ii) Buyer may elect to purchase the Property hereunder subject to such exception(s). Any survey, as may be required by any lender or Title Company, shall be paid for by Buyer.
Seller shall convey to Buyer (or to such other person or entity as Buyer may specify) marketable fee title by General Warranty Deed, the form of which is attached hereto as Exhibit B to the Property subject only to the exceptions approved or accepted by Buyer in accordance with this Agreement. Title shall be insured by a fee owner’s policy of title insurance acceptable to Buyer issued by the Title Company in the amount of the purchase price with the premium paid by Buyer. On the Closing Date, Seller shall sign an affidavit with respect to off-record title matters in accordance with the community custom.
8)	DUE DILIGENCE ITEMS. Seller agrees to provide Buyer with the items listed below, if readily available and in Seller’s possession, within Five (5) calendar days following the Effective Date:
a.	All rental agreements, licenses, management agreements, maintenance or service contracts, insurance policies, commitments, latest tax and assessment bill(s) and other written agreements or notices which affect the Property.
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b.	The Tenant’s financials and operating statements for the property.

c.	All drawings, specifications, site plans, surveys, engineering studies or soil reports for the Property in Seller’s possession or control.

d.	A complete copy of the Lease, as amended..
Buyer shall acknowledge receipt of the Due Diligence Items in writing. Within Fourteen (14) calendar days after the receipt of documents, buyer shall review and approve each of these items. If Buyer fails to approve these items and notifies Seller of same in writing within Fourteen (14) calendar days of the Effective Date, this Agreement shall be rendered null and void, Buyer and Seller shall have no further obligations under this Agreement, except as otherwise noted, and all Deposits shall be returned to Buyer. Absent such notification to Seller by Buyer, Buyer shall be presumed to have satisfied this contingency.
          Buyer acknowledges and agrees that, except for such items which are in the public records, the Due Diligence Items are proprietary and confidential in nature and have been and/or will be made available to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Buyer agrees not to disclose the Due Diligence Items, or any of the provisions, terms or conditions thereof to any party outside of Buyer’s organization except: (i) to Buyer’s accountants, attorneys, lenders, prospective lenders, environmental consultants, investors and/or prospective investors (collectively, “Permitted Outside Parties”) in connection with the transactions contemplated by this Agreement, or (ii) as may be required by law. Buyer shall take such actions as are necessary so as to ensure that the Permitted Outside Parties also protect the confidential nature of the Due Diligence Items to the same extent as Buyer is obligated to do so hereunder. In permitting Buyer and the Permitted Outside Parties to review the Due Diligence Items, Seller has not waived any privilege or claim of confidentiality with respect thereto and no third party benefits of any kind, either expressed or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Buyer on its own behalf and on behalf of the Permitted Outside Parties.
          Buyer shall return to Seller all of the Due Diligence Items (including all copies Buyer has made of the Due Diligence Items) at such time as this Agreement is terminated for any reason. Buyer’s obligations under this Section 8 shall survive the termination of this Agreement.
          Buyer acknowledges that most of the Due Diligence Items were prepared by third parties and, in some instances, may have been prepared prior to Seller’s ownership of the Property. Buyer further acknowledges and agrees that, except as specifically set forth herein: (i) neither Seller nor any of its directors, officers, partners, members, agents, employees or contractors have made any warranty or representation regarding the truth, accuracy or completeness of the Due Diligence Items or the sources thereof, (ii) Seller has not undertaken any independent investigation as to the truth, accuracy and completeness of the Due Diligence Items, (iii) neither Seller nor any director, partner, member, officer, employee or agent acting on Seller’s behalf is authorized to make any representations or warranties of whatsoever kind or nature regarding either the truth, accuracy or completeness of the Due Diligence Items or the Property (other than as described herein) and (iv) Seller is providing the Due Diligence Items to Buyer (or making the Due Diligence Items available to Buyer) solely as an accommodation to Buyer. Buyer further acknowledges and agrees that Buyer shall be solely responsible for reviewing, analyzing and determining the truth, completeness, accuracy and adequacy of the Due Diligence Items.
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9)	INSPECTION OF PROPERTY: Within Fourteen (14) calendar days of the Effective Date, Seller agrees that Buyer and its agents and representatives shall, subject to arranging all on-site visits with Seller, be entitled to enter upon the Property for inspection, soil tests, examination, land-use planning and for any due diligence investigation relating to the Buyer’s proposed ownership of the Property, subject to the rights of the Tenant under the Lease. As to any such investigation, Buyer shall restore the Property to the same condition as existed prior to any such investigation, and shall not: (i) perform any invasive tests without Seller’s prior consent, or (ii) interfere with the possessory rights of the Tenant. Buyer shall indemnify and hold harmless Seller from and against, and shall reimburse Seller with resect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys’ fees and disbursements) asserted against or incurred by Seller by reason of or arising out of any such on-site investigation, it being acknowledge that all such obligations shall survive the termination of this Agreement. If Buyer fails to timely approve in writing the condition of the Property, and notify the Seller of the same within Fourteen (14) calendar days, this Agreement shall be rendered null and void and Buyer and Seller shall have no further obligations under this Agreement, except as otherwise noted, and all Deposits shall be returned to Buyer.

10.	ESTOPPEL CERTIFICATE. Seller will make a one time request from Tenant for a current estoppel certificate, in the form attached hereto as Exhibit C. Notwithstanding anything contained herein to the contrary, in the event Tenant fails to provide the estoppel certificate or alleges that there are outstanding material events of default under the Lease which cannot be resolved to Buyer’s reasonable satisfaction by the Closing Date, then, in such event, Buyer’s remedy shall be to (i) waive the requirement; (ii) extend the closing date until such Estoppel Certificate is received; or (iii) terminate this Agreement and receive the prompt return of its Deposit. Seller shall be under no obligation to obtain any updates to the estoppel certificate received from Tenant.

11)	PERSONAL PROPERTY: There is no personal property being conveyed.

12)	INTENTIONALLY LEFT BLANK.

13)	BUYER EXCHANGE: Seller agrees to cooperate should Buyer elect to purchase the Property as part of a like-kind exchange under IRC Section 1031. Buyer’s contemplated exchange shall not impose upon Seller any additional liability or financial obligation, and Buyer agrees to hold Seller harmless from any liability that might arise from such exchange. This Agreement is not subject to or contingent upon Buyer’s ability to dispose of its exchange property or effectuate an exchange. In the event any exchange contemplated by Buyer should fail to occur, for whatever reason, the sale of the Property shall nonetheless be consummated as provided herein.

14)	“AS IS” CONDITION OF PROPERTY: Buyer and Seller understand and agree that the Property is being conveyed to Buyer hereunder in its “AS IS” condition. Seller acknowledges and Buyer agrees that Buyer has, or will have, inspected and approved the Property in its “AS IS” condition prior to the Closing Date. Buyer further acknowledges and agrees that Marcus & Millichap Real Estate Investment Brokerage Company of Ohio, and its agents (collectively “Agent”) have not made or any representation or warranty of any kind including but not limited to the condition or value of the Property, or its suitability for Buyer’s intended use, upon which Buyer is relying in executing this Agreement and purchasing the Property
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hereunder. Buyer acknowledges and agrees that Buyer shall perform any and all due diligence required by Buyer to purchase the Property in its “AS IS” condition under this Agreement.

15)	RISK OF LOSS: Risk of loss to the Property shall be borne by Seller until title has been conveyed to Buyer or Buyer’s designee. In the event that the improvements on the Property are destroyed or materially damaged (a “Casualty”) between the Effective Date of this Agreement and the Closing Date, Buyer shall have the option of demanding and receiving back the Deposit, with the parties being released from all obligations of this Agreement, or, alternatively, taking such improvements as Seller can deliver and receiving any insurance proceeds payable to Seller as a result of such casualty. Upon Buyer’s removal of all inspection contingencies set forth in this Agreement relating to the condition of the Property, Seller shall maintain the Property through the Closing Date in substantially the same condition and repair as approved by Buyer, reasonable wear and tear excepted.

16)	POSSESSION: Possession of the Property shall be delivered to Buyer on the Closing Date, subject to any and all existing possession rights of any tenants, invitees, licensees or other occupants, if any.

17)	LIQUIDATED DAMAGES/NON-REFUNDABLE DEPOSIT UPON CONTINGENCY REMOVAL: Upon the removal of Buyer’s contingencies set forth at paragraphs 7, 8 and 9 of this Agreement, all Deposits hereunder shall become non-refundable in the event of a default by Buyer. Buyer and Seller agree that it would be impracticable or extremely difficult to fix actual damages to Seller in the event of a default by Buyer. Accordingly, Buyer and Seller hereby agree that the amount of all Buyer’s Deposits hereunder (as same may be increased by the terms hereof) is the parties’ reasonable estimate of Seller’s damages in the event of Buyer’s default. Buyer and Seller further agree that upon Buyer’s default in any of its obligations under this Agreement or other failure of Buyer to complete this Agreement not caused by any breach by Seller, Seller shall be released from all obligations to convey the Property to Buyer under this Agreement, and Seller shall retain Buyer’s Deposit (as same may be increased by the terms hereof) as liquidated damages, which shall be Seller’s sole and exclusive remedy in law or at equity for Buyer’s default.

18)	APPROPRIATION. If appropriation proceedings should be commenced against the Property or if any governmental authority should notify Seller of its intention to acquire the same pursuant to the power of eminent domain prior to the Closing, then Seller shall notify Buyer thereof. In such event, Buyer shall have the right, at its option: (i) to proceed with the transaction by giving to Seller written notice thereof, in which event Buyer shall have the right to negotiate with and sell to such governmental authority or to contest such appropriation in litigation proceedings, and shall be entitled to all proceeds thereof, and Seller shall convey the Property subject to such proceedings and shall receive the Purchase Price specified in this Agreement on the Closing Date; or (ii) to terminate this Agreement by giving to Seller written notice of such termination. The election of Buyer shall be exercised by written notice given to Seller within ten (10) days after Seller has given to Buyer written notice of such governmental action. The failure by Buyer to so notify Seller shall constitute an election to proceed with the transaction.

19)	BROKER INDEMNIFICATION: The parties do hereby acknowledge that the only real estate broker which has been involved in this transaction is Agent, and that Seller shall pay Agent a commission in accordance with the agreement between Seller and Agent. Each party hereby agrees to indemnify, defend and hold harmless the other party from and against any liability, cost or expense, including attorneys’ fees, as a result of any claim for a commission, fee or other compensation made by any real estate broker, finder or other person and asserted against the other party by reason of an arrangement made or alleged to have been made by the indemnifying party.
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20)	OTHER BROKERS. Buyer and Seller agree that, in the event any broker, other than Agent or a broker affiliated with Agent, is involved in the disposition of the Property, Agent shall have no liability to Buyer, Seller or other person or entity, for the acts or omissions of such other broker, who shall not be deemed to be a subagent of Agent.

21)	AGENT’S DISCLAIMER: Buyer and Seller acknowledge that Agent has not made any investigation, determination, warranty or representation with respect to, without limitation, any of the following: (a) the financial condition or business prospects of the Property, or of any occupant of the Property, or any occupant’s intent to continue or renew its occupancy in the Property; (b) the legality of the present or any possible future use of the Property under any federal, state or local law or ordinance; (c) pending or possible future action by any third party or governmental entity or agency which may affect the Property; (d) the condition of the Property, including but not limited to, its physical condition, soil conditions, the integrity and quality of any improvements, and the presence or absence of fungi or wood destroying organisms or pests; (e) the accuracy or completeness of financial information concerning the Property including, without limitation, any income and expense information, projections of square footage, leases, licenses, options and other agreements affecting the Property; (f) the possibility that leases, options, or other contracts, matters or documents exist which affect or encumber the Property and which have not been provided or disclosed by Seller; (g) the presence or location of any hazardous materials on or about the Property, including but not limited to, asbestos, PCB’s, lead paint, underground storage tanks or other toxic, hazardous or contaminated substances; (h) the accuracy of any information contained in any estoppel certificate or similar letter from any occupant of the Property; or (I) the number of legal parcels or units within the Property. When involved, Agent has acted solely as a conduit for the exchange of such information between Buyer and Seller and makes no representation or warranty whatsoever concerning the accuracy or reliability of such information.

Buyer agrees that investigation and analysis of the Property, including but not limited to the foregoing matters is Buyer’s sole, independent responsibility and that Buyer shall not hold Agent responsible therefor. Buyer agrees and acknowledges that Buyer has not relied upon any representation of Agent in connection with Buyer’s Purchase of the Property.

Buyer’s Initials:	/s/ MDA	Seller’s Initials:	/s/ DJK

22)	AGENT’S LIMITED AUTHORITY AND RESPONSIBILITY: Agent shall have no authority to bind either Buyer or Seller to any modification or amendment of this Agreement. Agent shall not be responsible for performing any due diligence or other investigation of the Property on behalf of either Buyer or Seller, or for providing either party with professional advice with respect to, without limitation, any legal, tax, engineering, construction or hazardous materials issues. Except for maintaining confidentiality of any information regarding Buyer or Seller’s financial condition and any future negotiations regarding the terms of this Agreement, Buyer and Seller agree that their relationship with Agent is at arm’s length and is neither confidential nor fiduciary in nature.

23)	LIMITATION OF AGENT’S LIABILITY: Except for Agent’s sole gross negligence or sole willful misconduct, Agent’s liability for any alleged breach or negligence in the performance of Agent’s work arising out of this Agreement shall be limited to the greater of Fifty Thousand Dollars ($50,000.00) or the amount of compensation actually received by the Agent as a Commission hereunder, as defined below.

24)	ARBITRATION OF DISPUTES: If a controversy arises out of this Agreement (including but not
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limited to the parties’ rights to any Deposit or the payment of any Commission(s) as provided herein) or the transaction contemplated herein, Buyer, Seller and Agent agree that such controversy shall be settled by final, binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any Court having jurisdiction thereof. In determining any question, matter or dispute, the arbitrator(s) shall apply the provisions of this Agreement without varying therefrom, and shall not have the power to add to, modify, or change any of the provisions hereof. Notwithstanding anything to the contrary herein, Agent may initiate a judicial action to the extent necessary to perfect and enforce its lien rights.

25)	SUCCESSORS & ASSIGNS: This Agreement and any addenda hereto shall be binding upon and inure to the benefit of the heirs, successors, agents, representatives and assigns of the parties hereto.

26)	ATTORNEYS’ FEES: In any dispute arising out of this Agreement or the transaction contemplated herein, each party shall pay its own attorney fees and costs.

27)	TIME: Time is of the essence of this Agreement.

28)	NOTICES: All notices required or permitted hereunder shall be given to the parties in writing (with a copy to Agent) at their respective addresses as set forth below, unless otherwise agreed by the parties. Should the date upon which any act required to be performed by this Agreement fall on a Saturday, Sunday or holiday, the time for performance shall be extended to 5:00 p.m. the next business day.

29)	FOREIGN INVESTOR DISCLOSURE: Seller and Buyer agree to execute and deliver any instrument, affidavit or statement, and to perform any act reasonably necessary to carry out the provisions of the Foreign Investment in Real Property Tax Act and regulations promulgated thereunder.

30)	ADDENDA: Any future modification of this Agreement will be effective only if in the form of an addenda to this Agreement, in writing, signed by the party(ies) to be charged.

31)	ACCEPTANCE AND EFFECTIVE DATE: Buyer’s signature hereon constitutes an offer by Buyer to acquire the Property from Seller on the terms and conditions set forth herein, and acknowledges Buyer’s receipt of a copy of this offer. Unless acceptance hereof is made by Seller’s execution of this Agreement and delivery of a fully executed copy to Buyer or Buyer’s agent, either in person or by mail at the address shown below, on or before September 22nd, 2006, this offer shall be null and void, the Deposit shall be returned to Buyer, and neither Seller nor Buyer shall have any further rights or obligations hereunder. Delivery shall be effective upon personal delivery to Buyer or Buyer’s agent, if any, or, if by mail, on the next business day following the date of postmark. The “Effective Date” of this Agreement shall be the later of (a) the date on which Seller executes this Agreement, or (b) the date of written acceptance (by either Buyer or Seller) of the final counter-offer submitted by the other party.

This Agreement may be executed in counterparts, and transmitted by facsimile by and to the parties, and each such counterpart shall be deemed an original, and all of them together shall constitute a single instrument.

32)	GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of OHIO.
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33)	NON-DISCRIMINATION: Buyer and Seller acknowledge that it is illegal for either Seller, Buyer or Agent to refuse to lease or sell to any person on the basis of, without limitation, race, color, religion, national origin, sex, age, marital status or physical disability.

34)	INTEGRATION AND SURVIVAL: This Agreement contains the entire understanding and agreement between the parties concerning the subject matter herein, and supersedes any and all prior agreements, understandings, promises, representations and warranties, whether written or oral, between the parties, concerning the subject matter hereof. Should any provision of this Agreement or portion thereof be deemed illegal, invalid or otherwise unenforceable, then to the maximum extent permitted by law, the remainder of the Agreement shall remain valid and binding as between the parties.

35)	COUNTERPARTS: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

36)	REAL ESTATE COMMISSION: Seller to pay Marcus & Millichap Real Estate Investment Brokerage Company of Ohio a real estate brokerage fee of five percent (5%) of the total purchase price at closing.

37)	OTHER TERMS AND CONDITIONS:
•	Buyer reserves the right to extend the closing date for a period of one (1) week if necessary.

•	Buyer may assign this Agreement to a limited liability company to be formed by Buyer and acknowledged by Seller.
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THE PARTIES ARE ADVISED TO CONSULT WITH THEIR RESPECTIVE ATTORNEYS CONCERNING THE LEGAL EFFECT AND VALIDITY OF THIS AGREEMENT PRIOR TO ITS EXECUTION. The undersigned Buyer hereby offers and agrees to acquire the Property for the Purchase Price and upon the terms and conditions of this Agreement. This offer is made by Buyer to Seller on this 19th day of September, 2006. Buyer hereby acknowledges receipt of an executed copy of this Agreement.

BUYER: BY:	/s/ Mark D. Ayer Mark D. Ayer	ADDRESS:	7162 Reading Rd. Suite 730 Cincinnati, OH 45237
ITS:
DATE:	9/19/06	TELEPHONE:

SELLER:	Captec Franchise Capital Partners, LP IV	ADDRESS:	24 Frank Lloyd Wright Dr., Lobby L; 4thFL., Ann Arbor, MI 48106
BY:	GP 4 Asset Acquisitions, LLC Its: General Partner	With copies to:	Jenni Tingley Manager, Contract Administration 6444 Meadow Ridge Ct., Dexter, MI 48130
Fax: 734-913-0584
By:	/s/ Daniel J. Kelly

Daniel J. Kelly
Its: Vice President

DATE:	September 20, 2006	TELEPHONE:	734-994-5505

NO REPRESENTATION IS MADE BY AGENT AS TO THE LEGAL, FINANCIAL, TAX OR OTHER EFFECTS, OR VALIDITY OF, ANY PROVISION OF THIS AGREEMENT. AS A REAL ESTATE BROKER, AGENT IS QUALIFIED TO GIVE ADVICE ON REAL ESTATE MATTERS ONLY. IF YOU DESIRE LEGAL, FINANCIAL, TAX OR OTHER ADVICE, CONSULT YOUR ATTORNEY, ACCOUNTANT, TAX OR OTHER PROFESSIONAL ADVISOR.
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EXHIBIT A
LEGAL DESCRIPTION
LOCATED IN THE CITY OF HAMILTON, COUNTY OF BUTLER, STATE OF OHIO AND BEING PART OF CITY LOT NUMBER 29835 AND BEING DESCRIBED MORE PARTICULARLY AS FOLLOWS:
BEGINNING AT THE SOUTHERN MOST POINT OF SAID LOT 29835, SAID POINT ALSO LYING ON THE WEST RIGHT-OF-WAY LINE OF STATE ROUTE 177; THENCE WITH A NORTHWESTERLY LINE OF SAID LOT 29835 NORTH 89 DEGREES 42 MINUTES 00 SECONDS WEST, 416.42 FEET TO A POINT ON THE CURVE OF A FUTURE EAST RIGHT-OF-WAY LINE OF CARLISLE AVENUE; THENCE WITH THE FUTURE EAST RIGHT-OF-WAY LINE OF CARLISLE AVENUE THE FOLLOWING TWO (2) COURSES:
ON A CURVE TO THE LEFT WITH A RADIUS OF 260.00 FEET INTERNAL ANGLE OF 09 DEGREES 05 MINUTES 12 SECONDS (LONG CHORD BEARING NORTH 20 DEGREES 56 MINUTES 28 SECONDS WEST, 41.19 FEET) ALONG THE ARC 41.23 FEET TO A POINT; THENCE NORTH 25 DEGREES 29 MINUTES 04 SECONDS WEST, 3.23 FEET TO A POINT; THENCE LEAVING THE FUTURE EAST RIGHT-OF-WAY LINE OF CARLISLE AVENUE NORTH 52 DEGREES 49 MINUTES 15 SECONDS EAST, 312.88 FEET TO THE NORTHEAST CORNER OF SAID LOT 29835 AND A POINT ON THE WEST RIGHT-OF-WAY LINE OF SAID STATE ROUTE 177; THENCE WITH THE WEST RIGHT-OF-WAY LINE OF STATE ROUTE 177 SOUTH 38 DEGREES 13 MINUTES 38 SECONDS EAST, 296.14 FEET TO THE TRUE POINT OF BEGINNING CONTAINING 1.2601 ACRES MORE OR LESS SUBJECT HOWEVER TO ALL LEGAL HIGHWAYS, EASEMENTS AND RESTRICTIONS OF RECORD.
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EXHIBIT B
FORM OF DEED
[Note: To be modified to conform to recording and other requirements of the Subject State.]
GENERAL WARRANTY DEED
KNOW ALL MEN BY THESE PRESENTS, that CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV, a Delaware limited partnership, whose tax mailing address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, Ann Arbor, MI 48106-0544 (“Grantor”), for valuable consideration paid, grants with general warranty covenants/bargain and sale deed against grantors act to                                         , of                                                               (“Grantee”), the real property described on Exhibit A attached hereto and made a part hereof (the “Property”), intended to be the same as property located at 1479 Main Street, Hamilton Ohio 45013.
     This conveyance is made subject to all legal highways and easements, all restrictions, conditions and covenants of record, all zoning restrictions, lease with Hollywood Entertainment Corporation dated February 28, 1997, as amended, and all taxes and assessments not yet payable.
     Executed this ___ day of                                          2006.

CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

By:	GP4 Asset Acquisition, LLC
Its:	General Partner

By:

Print Name:
Its:

STATE OF MICHIGAN	)
	)	ss.
COUNTY OF WASHTENAW	)
The foregoing instrument was acknowledged before me this ___ day of                     , 2006, by                                                             , who is personally known to me, as Vice President of GP4 Asset Acquisition LLC, a Michigan limited liability company and the general partner of Captec Franchise Capital Partners L.P. IV, a Delaware limited partnership, on behalf of the limited partnership.

Name:

State of Michigan, County of Washtenaw
My Commission Expires:
Acting in the County of Washtenaw
Buyer’s Initials                     Seller’s Initials

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EXHIBIT A TO DEED
Legal Description of Property
     LOCATED IN THE CITY OF HAMILTON, COUNTY OF BUTLER, STATE OF OHIO AND BEING PART OF CITY LOT NUMBER 29835 AND BEING DESCRIBED MORE PARTICULARLY AS FOLLOWS:
BEGINNING AT THE SOUTHERN MOST POINT OF SAID LOT 29835, SAID POINT ALSO LYING ON THE WEST RIGHT-OF-WAY LINE OF STATE ROUTE 177; THENCE WITH A NORTHWESTERLY LINE OF SAID LOT 29835 NORTH 89 DEGREES 42 MINUTES 00 SECONDS WEST, 416.42 FEET TO A POINT ON THE CURVE OF A FUTURE EAST RIGHT-OF-WAY LINE OF CARLISLE AVENUE; THENCE WITH THE FUTURE EAST RIGHT-OF-WAY LINE OF CARLISLE AVENUE THE FOLLOWING TWO (2) COURSES:
ON A CURVE TO THE LEFT WITH A RADIUS OF 260.00 FEET INTERNAL ANGLE OF 09 DEGREES 05 MINUTES 12 SECONDS (LONG CHORD BEARING NORTH 20 DEGREES 56 MINUTES 28 SECONDS WEST, 41.19 FEET) ALONG THE ARC 41.23 FEET TO A POINT; THENCE NORTH 25 DEGREES 29 MINUTES 04 SECONDS WEST, 3.23 FEET TO A POINT; THENCE LEAVING THE FUTURE EAST RIGHT-OF-WAY LINE OF CARLISLE AVENUE NORTH 52 DEGREES 49 MINUTES 15 SECONDS EAST, 312.88 FEET TO THE NORTHEAST CORNER OF SAID LOT 29835 AND A POINT ON THE WEST RIGHT-OF-WAY LINE OF SAID STATE ROUTE 177; THENCE WITH THE WEST RIGHT-OF-WAY LINE OF STATE ROUTE 177 SOUTH 38 DEGREES 13 MINUTES 38 SECONDS EAST, 296.14 FEET TO THE TRUE POINT OF BEGINNING CONTAINING 1.2601 ACRES MORE OR LESS SUBJECT HOWEVER TO ALL LEGAL HIGHWAYS, EASEMENTS AND RESTRICTIONS OF RECORD.
Buyer’s Initials                     Seller’s Initials

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Exhibit C
Form of Estoppel Certificate
Hollywood Entertainment Corporation, an Oregon corporation (“Tenant”) makes the following representations concerning that certain Lease dated          (the “Lease”) by and between Tenant and           (“Landlord”) for the property commonly known as          (the “Premises”). Tenant hereby certifies the following as of the date of this Estoppel:
1.	The undersigned corporation is Tenant of the Lease and the Lease is in full force and effect.

2.	The Lease attached hereto as Exhibit “B” constitutes the entire agreement between Landlord and Tenant as set forth in the Lease, and the Lease has not been amended, modified or recorded except as specifically noted on the attached Exhibit “A.”

3.	As of the date of this Estoppel, Tenant has no existing defenses, setoffs, or counterclaims to the payment of rent or all other amounts due from Tenant to Landlord under the Lease.

4.	The Commencement Date of the Lease is ; the Minimum Rent Commencement Date is ; and the Expiration Date is . Tenant has options of five (5) years each to extend the term of the Lease at the rental set forth in the Lease.

5.	The current monthly Minimum Rent is , (IF REMEASUREMENT IS PENDING, PLEASE ADD:) subject to adjustment per Sections 2.1 and 4.1(b) of the Lease. The current monthly Additional Rent is as follows (MODIFY AS NEEDED): CAM, $ , Taxes, $ , and Insurance, $ . Minimum Rent and Additional Rent have been paid through . Except as expressly provided for in the Lease, Tenant has not prepaid rent more than thirty (30) days in advance.

6.	DELETE THIS SECTION IF NOT APPLICABLE: Landlord is in possession of Tenant’s security deposit in the amount of $ . IF USED, EX. A SECTION NUMBERS MUST BE ADJUSTED ACCORDINGLY.

7.	Tenant is open and operating and in full and complete possession of the Premises. All work required of the Landlord under the Lease has been completed except as specifically noted on the attached Exhibit “A.”

8.	Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal bankruptcy laws.

9.	To the best of Tenant’s knowledge, no party is in default under the Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute such a default under the Lease except as specifically noted on the attached Exhibit “A.”

10.	Tenant reserves the right to audit the Additional Rent pursuant to Section of the Lease.

11.	Nothing contained herein shall be construed to modify or change any of the terms and provisions of the Lease.
TENANT:
Hollywood Entertainment Corporation,
An Oregon corporation

By:	Date:

Title:

Buyer’s Initials                     Seller’s Initials

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Exhibit A
Modifications to the Estoppel Certificate by Paragraph Number:
Buyer’s Initials                     Seller’s Initials

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